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                                                                     Exhibit (i)


                                  (LETTERHEAD)


July 29, 2008


The Coventry Group
3435 Stelzer Road
Columbus, OH 43129


    RE: THE COVENTRY GROUP, FILE NOS. 333-44964 AND 811-6526

Ladies and Gentlemen:

       A legal opinion that we prepared was filed with Post-Effective Amendment No. 129 to the Registration Statement for The Coventry Group (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 132 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                Very truly yours,

                                                /s/ Thompson Hine LLP

                                                Thompson Hine LLP



                                  (LETTERHEAD)